UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2007

ALLIANCE LAUNDRY SYSTEMS LLC

ALLIANCE LAUNDRY CORPORATION

ALLIANCE LAUNDRY HOLDINGS LLC

(Exact name of registrant as specified in its charter)

DELAWARE DELAWARE DELAWARE	333-56857 333-56857-01 333-56857-02	39-1927923 39-1928505 52-2055893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Shepard Street, P.O. Box 990

RIPON, WISCONSIN 54971-0990

(Address of Principal executive offices, including Zip Code)

(920) 748-3121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On August 14, 2007, Alliance Laundry Holdings LLC (the “Company”), Alliance Laundry Systems LLC (“Alliance Laundry”) and Alliance Laundry Corporation filed a Form 12b-25, Notification of Late Filing, and a Form 8-K, Current Report, disclosing that they would be unable to file their Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007 by the required filing date of August 14, 2007.

As previously disclosed, the Company identified errors in its reconciliation of unvouched payables which resulted in the understatement of the Company’s liabilities. Based on its analysis as of the date hereof, the Company believes that the aggregate amount of such understatement is between $3.5 million to $4.0 million of which $3.4 million is attributable to the year ended December 31, 2006 and the remainder of which is attributable to the Company’s quarterly fiscal period ended March 31, 2007. If the entire $3.4 million of the 2006 adjustments (the “2006 Adjustments”) are attributable only to the third and fourth quarters of 2006, the Company would have a financial covenant violation under the Senior Credit Facility (as defined below) for the fiscal period ended June 30, 2007. The Company has not yet completed its analysis of the effect that these errors will have on its previously issued consolidated financial statements.

Under the terms of the Company’s Credit Agreement, dated as of January 27, 2005 among the Company, Alliance Laundry, ALH Finance LLC, the Lenders party thereto (the “Lenders”), Lehman Commercial Paper Inc., as administrative agent (in such capacity, the “Administrative Agent”) and the other agents party thereto (the “Senior Credit Facility”), the Company’s failure to timely provide its financial statements to the Administrative Agent for the quarterly period ended June 30, 2007 (the “June Financial Statements”) constitutes a default under the Senior Credit Facility. Under the Senior Credit Facility, if the Company is unable to cure such default or obtain a waiver within 30 days of August 14, 2007, the Lenders holding a majority of the outstanding loans under the Senior Credit Facility will have the right to declare the loans thereunder due and payable.

The Company is seeking an amendment and waiver (the “Amendment and Waiver”) to the Senior Credit Facility seeking a waiver from the Lenders (x) until November 13, 2007 relating to its failure to timely deliver the June Financial Statements as required by the Senior Credit Facility and (y) in respect of defaults arising from any potential restatement of Holdings’ financial statements for the fiscal year ended December 31, 2006 and the fiscal quarters ended March 31, 2006, June 30, 2006, September 30, 2006 and March 31, 2007. The Amendment and Waiver would also increase the consolidated leverage ratio used in the Senior Credit Facility by 0.25 from 5.75 to 1:00 to 6.00 to 1.00 for the fiscal period ended June 30, 2007. The Amendment and Waiver also provides a 25 basis point increase in the applicable margin under the Senior Credit Facility and provides for a 1% prepayment fee in the event the term loans under the Senior Credit Facility are refinanced at a lower rate during the twelve months following the effective date of the Amendment and Waiver. The Company expects the Amendment and Waiver to become effective on September 10, 2007.

Although the Company has not yet completed its assessment of the impact of the errors described above on its internal control over financial reporting and disclosure controls and procedures, the Company’s Chief Executive Officer and Chief Financial Officer believe, based on their analysis to date, that a potential material weakness in the Company’s internal control over financial reporting contributed to the accounting errors discussed above.

Forward Looking Statements

The information presented herein contains predictions, estimates or other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Such forward-looking statements involve known and unknown uncertainties and other factors that may cause the actual results of the Company’s analysis of the accounting errors described above and its actions related thereto and resulting therefrom, including the attribution of the 2006 Adjustments and the effective date of the Amendment and Waiver, to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “plan”, “seek”, “will”, “expect”, “intend”, “estimate”, “believe” or “anticipate” or the negative thereof or variations thereon or similar terminology. All forward-looking statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE LAUNDRY SYSTEMS LLC (Registrant)

Date: September 5, 2007		/s/ Thomas F. L’Esperance
	Name:	Thomas F. L’Esperance
	Title:	CEO & President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President Chief Financial Officer

ALLIANCE LAUNDRY CORPORATION (Registrant)

Date: September 5, 2007		/s/ Thomas F. L’Esperance
	Name:	Thomas F. L’Esperance
	Title:	CEO & President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President Chief Financial Officer

ALLIANCE LAUNDRY HOLDINGS LLC (Registrant)

Date: September 5, 2007		/s/ Thomas F. L’Esperance
	Name:	Thomas F. L’Esperance
	Title:	CEO & President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President Chief Financial Officer

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